EXHIBIT 10.15
DELTA AIR LINES, INC.
2014 LONG-TERM INCENTIVE PROGRAM
1.    Purpose. The 2014 Long-Term Incentive Program (the “2014 LTIP”) is a long term incentive program sponsored by Delta Air Lines, Inc. (“Delta” or the “Company”) that is intended to closely: (a) link pay and performance by providing management employees with a compensation opportunity based on Delta achieving key business objectives and (b) align the interests of management employees with the Company’s other employees and stakeholders.
The 2014 LTIP is being adopted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan (“2007 Performance Plan”). It is subject to the terms of the 2007 Performance Plan and an individual’s 2014 LTIP Award Agreement (“Award Agreement”).
Capitalized terms that are used but not defined in the 2014 LTIP shall have the meaning ascribed to them in the 2007 Performance Plan. For purposes of the 2014 LTIP, the definitions of “Good Reason,” and “Retirement” as set forth in the 2007 Performance Plan are hereby replaced or modified under Section 6 below, and shall apply as set forth in Section 6 in lieu of the definitions of these terms in the 2007 Performance Plan or as modified, as applicable.
2.    Plan Administration. (a) The Personnel & Compensation Committee of the Board of Directors (the “Committee”) shall be responsible for the general administration and interpretation of the 2014 LTIP and for carrying out its provisions. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, without limitation, the following powers and duties, but subject to the terms of the 2014 LTIP:
(i)     authority to construe and interpret the terms of the 2014 LTIP, and to determine eligibility, awards and the amount, manner and time of payment of any awards hereunder;
(ii)     authority to prescribe forms and procedures for purposes of the 2014 LTIP participation and distribution of awards; and
(iii)     authority to adopt rules and regulations and to take such actions as it deems necessary or desirable for the proper administration of the 2014 LTIP.
(b)     Any rule or decision by the Committee that is not inconsistent with the provisions of the 2014 LTIP shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
(c)    Notwithstanding anything contained in the 2007 Performance Plan to the contrary, the Committee shall not have the authority to increase or decrease the actual payout of any Performance Award (as defined below) granted to any Participant pursuant to Section 4(b) hereunder.
3.    Individual Award Agreements. Any person offered an Award under the 2014 LTIP will be required to sign an individual Award Agreement. Execution by such person of his or her Award Agreement will be a prerequisite to the effectiveness of the Award under the 2014 LTIP and to the person’s becoming a Participant in the 2014 LTIP. The terms and conditions of any Award Agreement, if contrary to the terms of the 2014 LTIP, shall govern the rights of the corresponding Participant.

4.    Awards.
(a)    Restricted Stock.

(i)    Award Grant. A Participant may receive Restricted Stock as specified in the Participant’s Award Agreement (the “Restricted Stock”).

(ii)    Grant Date. The Grant Date of the Restricted Stock will be determined by the Committee in accordance with the Company’s Equity Award Grant Policy, as in effect from time to time, and set forth in a Participant’s Award Agreement.

(iii)    Restrictions. Until the restrictions imposed by this Section 4(a) (the “Restrictions”) have lapsed pursuant to Section 4(a)(iv), (v) or (vi) below, a Participant will not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Restricted Stock and the Restricted Stock will be subject to forfeiture as set forth below.

(iv)    Lapse of Restrictions-Continued Employment. Subject to the terms of the 2007 Performance Plan and the 2014 LTIP, the Restrictions shall lapse and be of no further force or effect with respect to one-third of the Shares of Restricted Stock on each of the following dates: (A) February 1, 2015 (“First RS Installment”), (B) February 1, 2016 (“Second RS Installment”) and (C) February 1, 2017 (“Third RS Installment”).1

(v)    Lapse of Restrictions/Forfeiture upon Termination of Employment. The Restricted Stock and the Restrictions set forth in this Section 4(a) are subject to the following terms and conditions:

(A)    Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such Termination of Employment. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

“Pro Rata RS Portion” means, with respect to any portion of Restricted Stock that is subject to the Restrictions at the time of a Participant’s Termination of Employment, the number of Shares with respect to which the Restrictions would have lapsed on each future RS Installment multiplied by a fraction (i) the numerator of which is the number of calendar months2 from the Grant Date to the date of such Termination of
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1    The number of Shares subject to each RS Installment will be equal to the total number of Shares subject to the Restricted Stock Award divided by three; provided, that if this formula results in any fractional Share allocation to any RS Installment, the number of Shares with respect to which the Restrictions lapse under the First RS Installment and, if necessary, the Second RS Installment, will be increased so that only full Shares are covered by each RS Installment. For example, if a Restricted Stock Award covers 1,000 Shares, the Restrictions will lapse with respect to 334 Shares under the First RS Installment and 333 Shares under each of the Second and Third RS Installments.

2    For purposes of the 2014 LTIP, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, one calendar month from January 31, 2014 will elapse as of February 28, 2014, two months will elapse on March 31, 2014, and so on.

Employment, rounded up for any partial month and (ii) the denominator of which is twelve (12) for the First RS Installment, twenty-four (24) for the Second RS Installment and thirty-six (36) for the Third RS Installment.3

(B)    Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.
(C)    Retirement. Subject to Section 4(a)(v)(F) below, upon a Participant’s Termination of Employment by reason of Retirement, with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such Termination of Employment. Pro Rata RS Portion has the meaning set forth in Section 4(a)(v)(A) above. Upon a Participant’s Termination of Employment by reason of Retirement, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

(D)    Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, the Restrictions shall immediately lapse and be of no further force or effect as of the date of such Termination of Employment.

(E)    For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.

(F)     Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the 2014 LTIP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the 2014 LTIP, the Participant’s employment shall be considered to have been terminated by the Company for Cause.

(vi)    Change in Control. Notwithstanding the forgoing and subject to Section 5 below, upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control but prior to the second anniversary of such Change in Control, any Restrictions in effect shall immediately lapse on the date of such Termination of Employment and be of no further force or effect as of such date.

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3    If this formula results in any fractional Share, the Pro Rata RS Portion will be rounded up to the nearest whole Share.

(vii)    Dividends. In the event a cash dividend shall be paid with respect to Shares at a time the Restrictions on the Restricted Stock have not lapsed, the Participant shall be eligible to receive the dividend upon the lapse of the Restrictions. The Restrictions shall apply to any such dividend.

(b)    Performance Awards.
(i)    Award Grant. A Participant may receive a Performance Award for a specified target cash amount as set forth in the Participant’s Award Agreement (a “Performance Award”).

(ii)    Grant Date. The Grant Date of the Performance Award will be determined by the Committee and set forth in the Participant’s Award Agreement.

(iii)    Payout Criteria and Form of Payment. Except as otherwise expressly set forth in this Section 4(b), payment, if any, of a Performance Award will be based on the following factors as described and defined below: (A) the Average Annual Operating Income Margin during the Performance Period of the Company relative to the Composite Performance of the members of the Industry Composite Group; (B) Customer Service Performance during the Performance Period of the Company; and (C) Return on Invested Capital for each calendar year during the Performance Period of the Company.
The payout, if any, of a Performance Award will be made (A) in Shares, calculated based on the Conversion Formula (as defined below), to each Participant who is employed by the Company as an executive vice president or more senior officer (“Executive Officer Participant”) at the time of such payout and (B) in cash in all other circumstances.

(iv)    Definitions.
(A)    In General.

(1)
“Composite Performance” means, for purposes of determining the total Average Annual Operating Income Margin of the Industry Composite Group, the result obtained by treating the members of the Industry Composite Group as if they were one combined entity.

(2)
The “Conversion Formula” will apply to convert from cash to Shares the payout, if any, of a Performance Award to a person who is an Executive Officer Participant at the time of such payout. First, the cash amount of the payout is calculated in the same manner as if the payout is being made in cash. Next, the cash amount is converted into a number of Shares based on the following formula: A ÷ B, where:

A = the amount of the payout for the Performance Award if it is paid in cash; and
B = the closing price of a Share on the New York Stock Exchange on the later of (1) the date that the Committee approves the payouts, if any, of the Performance Awards to the Executive Officer Participants following the Committee’s determination of the achievement of the payout criteria described in Section 4(b)(iii) and (2) the third business day following the date on which the Company publicly announces its annual financial results if this date is scheduled in the same month that the Committee approves such payouts, if any.

(3)	“GAAP” means accounting principles generally accepted in the United States of America.

(4)	“Industry Composite Group” means Alaska Air Group, Inc., AMR Corporation, JetBlue Airways Corporation, Southwest Airlines Co., United Continental Holdings, Inc., and US Airways Group, Inc.

(5)	“Performance Period” means the period beginning on January 1, 2014 and ending on and including December 31, 2016.
(B)    Average Annual Operating Income Margin.

(1)
The “Average Annual Operating Income Margin” for Delta and each member of the Industry Composite Group shall be calculated by using the subject company’s Operating Income and Total Operating Revenue for the applicable periods and the following formula: (A ÷ B ), where:

A = Operating Income for 2014, 2015, and 2016; and
B = Total Operating Revenue for 2014, 2015, and 2016.

(2)
“Operating Income” means, subject to Section 4(b)(v)(B) below, the subject company’s consolidated operating income for the applicable periods based on its statements of operations contained in reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission (“SEC”) prepared in accordance with GAAP, but excluding: (i) items presented in the line item “restructuring and other items” or such similar line item; (ii) mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period; (iii) other special, unusual, or nonrecurring items which are disclosed in publicly available filings with the SEC; and (iv) expenses with respect to any annual broad-based employee profit sharing plan, program or similar arrangement.

(3)
“Total Operating Revenue” means, subject to Section 4(b)(v)(B) below, the subject company’s total operating revenue for the applicable periods based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP.

(C)    Customer Service Performance.

(1)
The “Customer Service Performance” for Delta shall be measured based on the percentage point improvement in Delta’s average monthly Net Promoter Score (“NPS”) from the 2013 calendar year to the average monthly NPS over the Performance Period, with (A) Delta’s NPS performance attributable to domestic travel accounting for 60% of the measure and (ii) Delta’s NPS performance attributable to international travel accounting for 40% of the measure. The criteria and methodology used to determine Delta’s NPS is described in a document titled, “‘Net Promoter’: Measuring Customer Satisfaction at Delta,” which was previously reviewed by the Committee. Company management will periodically report to the Company’s Board of Directors regarding Delta’s NPS.

(D)	Return on Invested Capital.

(1)
The “Return on Invested Capital” for Delta shall be calculated by using Delta’s Adjusted Total Operating Income and Average Invested Capital for each individual calendar year during the Performance Period (2014, 2015, and 2016) and the following formula (AB), where:

A = Adjusted Total Operating Income; and
B = Average Invested Capital.

(2)
“Adjusted Total Operating Income” means, subject to Section 4(b)(v)(B) below, Delta’s consolidated operating income for the applicable periods based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP, but excluding, (i) items present in the line item “restructuring and other items” or such similar line item; (ii) mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period; (iii) other special, unusual, or nonrecurring items which are disclosed in publicly available filings with the SEC; and (iv) implied interest in aircraft rent expense, and amortized pension expense related to gains/losses that impact accumulated other comprehensive income (“AOCI”).

(3)
“Average Invested Capital” means, subject to Section 4(b)(v)(B) below, Delta’s total invested capital determined based on the average of a trailing five calendar quarters measured from the last calendar quarter preceding each calendar year of the Performance Period,[4] using the following formula, (A+B), where:

A = Adjusted Book Value of Equity; and
B = Adjusted Net Debt.

(4)
“Adjusted Book Value of Equity” for Delta shall be calculated quarterly based on its regularly prepared internal financial statements (i) with an initial starting value for the quarter ending December 31, 2013 (the “Initial Value”) equal to the book value of equity determined in accordance with GAAP as of December 31, 2013, but excluding the

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4    For example, for determining Average Invested Capital for the 2014 calendar year, the trailing five calendar quarter average will be measured based on the quarter ending December 31, 2013 and each of the subsequent four quarters of 2014.

impact of gains or losses as of December 31, 2013 associated with (1) the cumulative pension and other post-employment retirement benefits net balance recorded in AOCI; (2) the derivative contracts and associated items net balance recorded in AOCI; and (3) the deferred tax asset valuation allowance balance and (ii) using the following formula for each subsequent quarter thereafter, (A+B+C), where:
A = The Initial Value;
B =  The cumulative amount starting as of January 1, 2014  and ending as of the last day of the applicable calendar quarter of the Company’s pre-tax income determined in accordance with GAAP, but (i) excluding:  (1) items present in the line item “restructuring and other items” or such similar line item; (2) mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period; and (3) other special, unusual, or nonrecurring items which are disclosed in publicly available filings with the SEC and (ii) including expenses due to amortization of post-employment benefit losses in AOCI that have occurred during the Performance Period; and
C = in the event that the Company pays a dividend or issues or repurchases additional Common Stock for cash during the Performance Period (but excluding the exercise of any employee stock option for cash or any other issuance of Common Stock to employees), (i) the gross cash proceeds of the equity issuance or (ii) the gross cash payments for the equity repurchase or dividends, before adjustment for any applicable fees or charges associated therewith.

(5)	“Adjusted Net Debt” for Delta shall be calculated quarterly based on its regularly prepared internal financial statements using the following formula (A+B-C), subject to Section 4(b)(v)(B), where:
A = Total gross long term debt and capital leases (including current maturities) that reflect Delta’s actual obligations to lenders or lessors, including any adjustments from the book value to reflect premiums or discounts that may be amortizing;
B = Annual aircraft rent expense multiplied by seven; and
C = Unrestricted cash, cash equivalents and short-term investments.
(v)     Vesting.

(A)    General. Subject to the terms of the 2007 Performance Plan, the 2014 LTIP, and all other conditions included in any applicable Award Agreement, the Performance Award shall vest, as described in this Section 4(b)(v), as of the end of the Performance Period to the extent that the Company’s actual performance results meet or exceed Threshold level with respect to Average Annual Operating Income Margin, Customer Service Performance and/or Return on Invested Capital, as applicable and as described below. For purposes of Average Annual Operating Income Margin, the

Company’s performance is compared against the Composite Performance of the Industry Composite Group.

(B)    Committee’s Authority. In determining the Average Annual Operating Income Margin for Delta and each member of the Industry Composite Group and the Return on Invested Capital for Delta, the Committee shall make such adjustments with respect to any subject company as is necessary to ensure the results are comparable, including, without limitation, differences in accounting policies, practices, guidelines, reclassifications or restatements (for example, fuel hedging, purchase accounting adjustments associated with mergers, acquisitions or divestures, or fresh start accounting as a result of emergence from bankruptcy). Without limiting the generality of the forgoing, the Committee shall (i) make such determinations based on financial data filed by the subject company with the U.S. Department of Transportation or otherwise and (ii) exclude from any calculation any item of gain, loss, or expense to be extraordinary or unusual in nature or infrequent in occurrence.

(C)    Impact of Certain Events. A company shall be automatically removed from the Industry Composite Group in the event that any of the following occur during or with respect to the Performance Period: (i) such company ceases to maintain or does not timely prepare publicly available statements of operations prepared in accordance with GAAP; (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company); (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company); (iv) such company is dissolved and liquidated; or (v) more than 20% of such company's revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) for any fiscal year of such company are attributable to the operation of businesses other than such company's airline business and such company does not provide publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses.

(D)    Transactions Between Airlines. To the extent reasonably practicable, in the event of a merger, consolidation, or similar transaction during the Performance Period between Delta and any other airline, including a member of the Industry Composite Group, or between any member of the Industry Composite Group and any other airline, including another member of the Industry Composite Group (an “Airline Merger”), Average Annual Operating Income Margin for any such company involved in an Airline Merger will be calculated on a combined basis as if the Airline Merger had occurred on January 1, 2014, removing the effects of purchase accounting-related adjustments. Furthermore, to the extent reasonably practicable, in the event of an acquisition or divestiture, or similar transaction during the Performance Period between Delta and any regional carrier or between any member of the Industry Composite Group and any regional carrier (a “Regional Carrier Transaction”), Average Annual Operating Income Margin and, as applicable, Return on Invested Capital for any such company involved in a Regional Carrier Transaction will be calculated to remove the impact of any reclassifications of costs from (or to) such company’s presentation of contract carrier expense to (or from) the other expense line items on the statement of operations (determined based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP).

(E)    Vesting/Performance Measures-Excluding Return on Invested Capital. The payment, if any, a Participant will receive in connection with the vesting of the portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will be based on the following:

Average Annual Operating Income Margin			+	Customer Service Performance--Domestic			+	Customer Service Performance--International
Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight
Maximum	20.0% above Composite Performance	200% x50%		Maximum	+4.5% points or higher	200% x15%		Maximum	+5.5% points or higher	200% x10%
Target	Composite Performance	100% x50%		Target	+2.5% points	100% x15%		Target	+3.5% points	100% x10%
Threshold	20.0% below Composite Performance	50% x 50%		Threshold	+0% points	50% x 15%		Threshold	+2.0% points	50% x 10%

Any portion of a Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance that does not vest at the end of the Performance Period will immediately lapse and become void. Payouts based on the above performance measures will be straight-line interpolated when actual performance results fall above Threshold and below Target or above Target and below Maximum.
(F)    Vesting/Performance Measures-Return on Invested Capital. The payment, if any, a Participant will receive in connection with the vesting of the portion of the Performance Award attributable to Return on Invested Capital will be based on the following:

Return on Invested Capital 2014			+	Return on Invested Capital 2015			+	Return on Invested Capital 2016
Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight		Performance Measure		% of Target Earned x Weight
Maximum	14.0% or higher	200% x 8.333%		Maximum	14.0% or higher	200% x 8.333%		Maximum	14.0% or higher	200% x 8.334%
Target	12.0%	100% x 8.333%		Target	12.0%	100% x 8.333%		Target	12.0%	100% x 8.334%
Threshold	10.0%	50% x 8.333%		Threshold	10.0%	50% x 8.333%		Threshold	10.0%	50% x 8.334%

The Company’s Return on Invested Capital performance will be measured each calendar year during the Performance Period (each calendar year increment is referred to herein as an “ROIC Installment”) and to the extent that the Company’s actual performance results meet or exceed Threshold level at the end of each calendar year during the Performance Period, each such ROIC Installment will be treated as an “Earned Award.” A Participant’s Earned Award(s), if any, will accumulate until the end of the Performance Period at which time all Earned Awards will vest.

Any ROIC Installment that does not vest at the end of the Performance Period will immediately lapse and become void. Payouts based on the above performance measures will be straight-line interpolated when actual performance results fall above Threshold and below Target or above Target and below Maximum.

(vi)    Timing of Payment. The payout, if any, of any Performance Award that vests under Section 4(b)(v) will be made as soon after the end of the Performance Period as the payment amount can be finally determined, but in no event later than March 15, 2017, unless it is administratively impracticable to do so, and such impracticability was not foreseeable at the end of 2016, in which case such payment shall be made as soon as administratively practicable after March 15, 2017.
(vii)    Accelerated Vesting/Forfeiture upon Termination of Employment-Excluding Return on Invested Capital. The portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance is subject to the following terms and conditions.

(A)     Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the portion of the Participant’s target Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will be recalculated and will be the result of the following formula (the “Adjusted Performance Award”): S × (T ÷ 36) where,

S = the portion of the Participant’s target Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance as of the Grant Date; and
T = the number of calendar months from January 1, 2014 to the date of such Termination of Employment (rounded up for any partial month).

Thereafter, the Participant will be eligible to receive a payment, if any, in cash based on the Adjusted Performance Award which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.
(B)    Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) prior to the end of the workday on December 31, 2016, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance as of the date of such Termination of Employment. In the event a Participant incurs a Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) on or after January 1, 2017, the Participant will remain eligible for any unpaid Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance, which award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.

(C)    Retirement. Subject to Section 4(b)(vii)(F) below, upon a Participant’s Termination of Employment due to Retirement, the portion of the Participant’s target Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will be recalculated in accordance with the formula set forth in Section 4(b)(vii)(A) above. Thereafter, the Participant will be eligible to receive a payment, if any, in cash based on the Adjusted Performance Award which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.

(D)    Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, the portion of the Participant’s Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance will immediately become vested at the target level and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant’s estate, as applicable.

(E)     For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Average Annual Operating Income Margin and Customer Service Performance as of the date of such Termination of Employment.

(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the 2014 LTIP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the 2014 LTIP, the Participant’s employment shall be considered to have been terminated by the Company for Cause.

(viii)    Accelerated Vesting/Forfeiture upon Termination of Employment-Return on Invested Capital. The portion of the Performance Award attributable to Return on Invested Capital is subject to the following terms and conditions.
(A)    Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Participant will be eligible to receive:

(1)    payment of any Earned Awards in cash, which Earned Awards will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued; and
(2)    with respect to the ROIC Installment outstanding in the calendar year of the Participant’s Termination of Employment, the Participant’s ROIC Installment for such year will be recalculated and will be the result of the following formula (the “Adjusted ROIC Installment”): U x (V ÷ 12) where,
U = the Participant’s target Performance Award with respect to the applicable ROIC Installment, as of the Grant Date; and
V = the number of calendar months from January 1 of the calendar year in which the Termination of Employment occurred to the date of such Termination of Employment (rounded up for any partial month).
Thereafter, the Participant will be eligible to receive a payment, if any, based on the Adjusted ROIC Installment which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.
Upon a participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason, any ROIC Installment(s) outstanding in the calendar year(s) following the year in which the Participant’s Termination of Employment occurred shall be immediately forfeited as of the date of such Termination of Employment.
(B)    Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) prior to the end of the workday on December 31, 2016, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Return on Invested Capital, including any Earned Awards, as of the date of such Termination of Employment. In the event a Participant incurs a Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement) on or after January 1, 2007, the Participant will remain eligible for any unpaid Performance Award attributable to Return on Invested Capital, including any Earned Awards, which award will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.
(C)    Retirement. Subject to Section 4(b)(viii)(F) below, upon a Participant’s Termination of Employment due to Retirement, the Participant will be eligible to receive:
(1)    payment of any Earned Awards in cash, which Earned Awards will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued; and
(2)    with respect to the ROIC Installment outstanding in the year of the Participant’s Termination of Employment, the Participant’s ROIC Installment for such year will be recalculated in accordance with the formula set forth in Section 4(b)(viii)(A) above.

Thereafter, the Participant will be eligible to receive a payment, if any, based on the Adjusted ROIC Installment which will vest and become payable under Section 4(b)(v) in the same manner and to the same extent as if the Participant’s employment had continued.
Upon a participant’s Termination of Employment by reason of Retirement, any ROIC Installment(s) outstanding in the calendar year(s) following the year in which the Participant’s Termination of Employment occurred shall be immediately forfeited as of the date of such Termination of Employment.
(D)    Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, the Participant will be eligible to receive:
(1)    payment of any Earned Awards, which Earned Awards will immediately become vested and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant’s estate, as applicable; and
(2)     with respect to any remaining ROIC Installment(s) outstanding as of the date of the Participant’s Termination of Employment, the Participant’s ROIC Installment(s) will immediately become vested at the target level and such amount will be paid in cash as soon as practicable thereafter to the Participant or the Participant’s estate, as applicable.
(E)     For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award attributable to Return on Invested Capital, including any Earned Awards, as of the date of such Termination of Employment.
(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the 2014 LTIP rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the 2014 LTIP, the Participant’s employment shall be considered to have been terminated by the Company for Cause.
(ix)    Change in Control. Notwithstanding the forgoing and subject to Section 5 below, upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control but prior to the second anniversary of such Change in Control, the Participant’s outstanding Performance Award shall immediately become vested at the target level (or, with respect to any Earned Award, at the level at which it was earned) and such amount will be paid in cash to the Participant as soon as practicable. With respect to any Participant who incurs a Termination of Employment by the Company without Cause or who resigns for Good Reason prior to a Change in Control, if a Change in Control occurs thereafter during the Performance Period, such Participant’s Adjusted Performance Award, Adjusted ROIC Installment and Earned Awards, if any, will immediately become vested and be paid in cash to the Participant as soon as practicable.
(c)    Restricted Stock Units
(i)        Award Grant. A Participant may receive Restricted Stock Units as specified in the Participant’s Award Agreement (the “RSU”).

(ii)        Grant Date. The Grant Date of the RSUs will be determined in accordance with the Company’s Equity Award Grant Policy, as in effect from time to time, and set forth in the Participant’s Award Agreement.

(iii)    Risk of Forfeiture. Until an RSU becomes vested, a Participant will not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the RSU and the RSU will be subject to forfeiture as set forth below.

(iv)    Vesting. Subject to the terms of 2007 Performance Plan and the 2014 LTIP, the RSUs will vest with respect to one-third of the RSUs on each of the following dates: (A) February 1, 2015 (“First RSU Installment”), (B) February 1, 2016 (“Second RSU Installment”) and (C) February 1, 2017 (“Third RSU Installment”).5

As soon as practicable after any RSUs become vested, the Company shall pay to Participant in cash a lump sum amount equal to the number of RSUs vesting multiplied by the closing price of a Share of Common Stock on the NYSE on the vesting date or, if the Common Stock was not traded on the NYSE on the vesting date, the last date prior to the vesting date that the Common Stock was traded on the NYSE.

(v)    Accelerated Vesting; Forfeiture. The RSUs and the vesting provisions set forth in this Section 4(c) are subject to the following terms and conditions:

(A)    Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), a number of RSUs equal to the Pro Rata RSU Portion will become immediately vested as of the date of such termination. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason, any unvested RSUs, other than the Pro Rata RSU Portion, shall be immediately forfeited.

“Pro Rata RSU Portion” means, with respect to any RSU Installment that is not vested at the time of a Participant’s Termination of Employment, the number of RSUs covered by such RSU Installment multiplied by a fraction (i) the numerator of which is
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5    The number of RSUs subject to each RSU Installment will be equal to the total number of RSUs divided by three; provided, that if this formula results in any fractional RSU allocation to any RSU Installment, the number of RSUs in the First RSU Installment and, if necessary, the Second RSU Installment, will be increased so that only full RSUs are covered by each RSU Installment. For example, if an RSU Award covers 1,000 RSUs, the RSU will vest with respect to 334 RSUs under the First RSU Installment and 333 RSUs under each of the Second and Third RSU Installments.

the number of calendar months6 from the Grant Date to the date of such Termination of Employment, rounded up for any partial month and (ii) the denominator of which is twelve (12) for the First RSU Installment, twenty-four (24) for the Second RSU Installment and thirty-six (36) for the Third RSU Installment.7
(B)    Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), any unvested portion of the RSUs shall be immediately forfeited.
(C)    Retirement. Subject to Section (4)(c)(v)(F) below, upon a Participant’s Termination of Employment by reason of Retirement, with respect to any RSU Installment that is not then vested, a number of RSUs equal to the Pro Rata RSU Portion will become immediately vested as of the date of such Termination of Employment. Pro Rata RSU Portion has the meaning set forth in Section 4(c)(v)(A) above. Upon a Participant’s Termination of Employment by reason of Retirement, any unvested RSUs, other than the Pro Rata RSU Portion, shall be immediately forfeited.

(D)     Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, all unvested RSUs will immediately vest as of the date of such Termination of Employment.

(E)     For Cause. Upon a Participant’s Termination of Employment by the Company for Cause, any unvested portion of the RSUs shall be immediately forfeited.
(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement, is, or would be, terminated by the Company without Cause, such participant shall be considered to have been terminated by the Company without Cause for purposes of this Agreement rather than having retired, but only if the Participant acknowledges, that absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered a retiree for purposes of any other program, plan or policy of the Company, for purposes of this Agreement, the Participant’s employment shall be considered to have been terminated by the Company for Cause.
(vi)    Change in Control. Notwithstanding the foregoing and subject to Section 5 below, upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control, but prior to the second anniversary of such Change in Control, any unvested portion of the RSUs will immediately vest as of the date of such Termination of Employment.

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6    For purposes of the 2014 LTIP, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month. For example, one calendar month from January 31, 2014 will elapse as of February 28, 2014, two months will elapse on March 31, 2014, as so on.
7    If this formula results in any fractional RSUs, the Pro Rata RSU Portion will be rounded up to the nearest whole RSU.

(d)    Stock Option
(i)    Award Grant. A Participant may receive a Non-Qualified Stock Option covering the number of Shares as specified in the Participant’s Award Agreement (the “Option”).

(ii)    Grant Date. The Grant Date of the Option will be determined by the Committee in accordance with the Company’s Equity Award Grant Policy, as in effect from time to time, and set forth in a Participant’s Award Agreement.

(iii)    Exercise Price. The exercise price of the Option is the closing price of a Share on the New York Stock Exchange on the Grant Date.

(iv)     Exercise Period/Performance Measures. Subject to the terms of the 2007 Performance Plan and the 2014 LTIP, an Option shall:

(A)    vest and become exercisable upon the achievement of either of the following two performance measures in the proportion and on the dates (each an “Option Installment Vesting Date”) set forth below:

(1)
If there is a payout under the Company’s broad-based employee profit sharing program (the “Profit Sharing Program”) for 2014, the Option shall vest and become exercisable with respect to one-third of the Shares on each of the following dates: (I) February 1, 2015 (the “First Option Installment”), (II) February 1, 2016 (the “Second Option Installment”) and (III) February 1, 2017 (the “Third Option Installment”); or

(2)
If there is no payout under the Profit Sharing Program for 2014, but there is a payout under the Profit Sharing Program for 2015, the Option shall vest and become exercisable with respect to (I) the First and Second Option Installments on February 1, 2016 and (II) the Third Option Installment on February 1, 2017; and

(B)    be exercisable through and including the day immediately preceding the tenth anniversary of the Grant Date (the “Expiration Date”).

In the event there is no Profit Sharing Program payout for either 2014 or 2015, the Option shall be immediately forfeited (regardless of whether there is a Profit Sharing Program payout for 2016).

(v)    Change in Exercisability and Exercise Period upon Termination of Employment. The exercisability of the Option and the exercise period set forth in Section 4(d)(iv) are subject to the following terms and conditions:

(A)    Without Cause or For Good Reason. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Pro Rata Option Portion of any Option Installment that is not exercisable at the time of such Termination of Employment (1) will vest and become exercisable, if applicable, under Section 4(d)(iv) of the LTIP in the same manner and to the same extent as if the Participant’s employment had continued and (2) the entire then exercisable portion of the

Option, as applicable, shall be exercisable during the period: (I) beginning on the applicable Option Installment Vesting Date and (II) ending on the earlier of (x) the later of (i) the third anniversary of such Termination of Employment or (ii) the applicable Option Installment Vesting Date or (y) the Expiration Date. Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason, any portion of the Option that is not exercisable at the time of such Termination of Employment, other than the Pro Rata Option Portion, shall be immediately forfeited.

“Pro Rata Option Portion” means, with respect to any Option Installment that is not exercisable at the time of a Participant’s Termination of Employment, the number of Shares covered by such Option Installment multiplied by a fraction (i) the numerator of which is the number of calendar months from the Grant Date to the date of such Termination of Employment, rounded up for any partial month and (ii) the denominator of which is twelve (12) for the First Option Installment, twenty-four (24) for the Second Option Installment, and thirty-six (36) for the Third Option Installment.8
(B)    Voluntary Resignation. Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement): (1) any portion of the Option that is not exercisable at the time of such Termination of Employment shall be immediately forfeited and (2) any portion of the Option that is exercisable at the time of such Termination of Employment shall remain exercisable until the earlier of (I) 90 days after such Termination of Employment or (II) the Expiration Date.
(C)    Retirement. Subject to Section 4(d)(v)(F) below, upon a Participant’s Termination of Employment by reason of Retirement, the Pro Rata Option Portion of any Option Installment that is not exercisable at the time of such Termination of Employment (1) will vest and become exercisable, if applicable, under Section 4(d)(iv) of the LTIP in the same manner and to the same extent as if the Participant’s employment had continued and (2) the entire then exercisable portion of the Option shall be exercisable during the period: (I) beginning on the applicable Option Installment Vesting Date and (II) ending on the earlier of (x) the later of (i) the third anniversary of such Termination of Employment or (ii) the applicable Option Installment Vesting Date or (y) the Expiration Date. Pro Rata Option Portion has the meaning set forth in Section 2(a) above. Upon the Participant’s Termination of Employment by reason of Retirement, any portion of the Option that is not exercisable at the time of such termination, other than the Pro Rata Option Portion, shall be immediately forfeited.

(D)     Death or Disability. Upon a Participant’s Termination of Employment due to death or Disability, any Option Installment that is not exercisable at the time of such Termination of Employment shall vest and become exercisable and the then exercisable portion of the Option shall be exercisable during the period: (1) beginning on the date of such Termination of Employment and (2) ending on the earlier of (I) the third anniversary of such Termination of Employment or (II) the Expiration Date.

(E)     For Cause. Upon a Participant’s Termination of Employment by the

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8    If this formula results in any fractional Share, the Pro Rata Option Portion will be rounded up to the nearest whole Share.

Company for Cause, any unexercised portion of the Option shall be immediately forfeited, including any portion that was then exercisable.
(F)    Retirement-Eligible Participants Who Incur a Termination of Employment for Other Reasons. If a Participant who is eligible for Retirement is, or would be, terminated by the Company without Cause, such Participant shall be considered to have been terminated by the Company without Cause for purposes of the Agreement rather than having retired, but only if the Participant acknowledges that, absent Retirement, the Participant would have been terminated by the Company without Cause. If, however, the employment of a Participant who is eligible for Retirement is terminated by the Company for Cause, then regardless of whether the Participant is considered as a retiree for purposes of any other program, plan or policy of the Company, for purposes of the Agreement, the Participant’s employment shall be considered to have been terminated by the Company for Cause.
(G)    Change in Control. Notwithstanding the foregoing and subject to Section 5 of the 2014 LTIP, upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate) on or after a Change in Control but prior to the second anniversary of such Change in Control, any Option Installment that is not exercisable at the time of such Termination of Employment shall vest and become exercisable, and the entire then exercisable portion of the Option shall be exercisable during the period (1) beginning on the date of such Termination of Employment and (2) ending on the earlier of (I) the third anniversary of such Termination of Employment or (II) the Expiration Date.

5.    Potential Reduction in Payments Due to Excise Tax. In the event that a Participant becomes entitled to benefits under the 2014 LTIP, then such benefits, together with any payment or consideration in the nature of value or compensation to or for the Participant’s benefit under any other agreement with or plan of Delta, shall be subject to reduction as set forth in Section 4(e) of the 2009 Delta Air Lines, Inc. Officer and Director Severance Plan, which relates to the excise tax under Section 4999 of the Code.
6.    Definitions. For purposes of the 2014 LTIP, the following definitions are hereby modified as set forth below and will apply in lieu of the definitions set forth in the 2007 Performance Plan or as modified, as applicable.
(a)For purposes of the 2014 LTIP, “Good Reason” shall have the meaning set forth in the 2007 Performance Plan except the following will be ignored for purposes of determining whether a Participant has suffered a reduction that constitutes Good Reason under the 2014 LTIP: (i) any long-term award made to a Participant under the 2007 Performance Plan; (ii) any other equity-based awards or other incentive compensation awards made to a Participant by Delta (or any Affiliate or former Affiliate); and (iii) any retention payment or special travel benefits provided to a Participant as a result of his or her initial employment with Delta or any Affiliate.
(b)    For purposes of the 2014 LTIP, “Retirement” means a Termination of Employment (other than for Cause or death) either: (i) on or after a Participant’s 62nd birthday provided that such Participant has completed at least 5 years service since his or her most recent hire date with the Company (or an Affiliate or former Affiliate) or (ii) on or after a Participant’s 52nd birthday provided that such Participant has completed at least 10 years service since his or her most recent hire date with the Company (or an Affiliate or former Affiliate).

7.    Clawback. Notwithstanding anything to the contrary in the 2014 LTIP and subject to further amendment of this Section 7 to the extent required to be in compliance with any applicable law or regulations or Delta’s internal clawback policy, as it may be amended from time to time, if the Committee determines that a vice president or more senior officer level Participant has engaged in fraud or misconduct that caused, in whole or in part, the need for a required restatement of Delta’s financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation awarded to or earned by the Participant, including, without limitation, any Award under the 2014 LTIP, with respect to fiscal periods materially affected by the restatement and may recover from the Participant all such incentive compensation to the extent that the Committee deems appropriate after taking into account the relevant facts and circumstances. Any recoupment hereunder may be in addition to any other remedies that may be available to Delta under applicable law, including, disciplinary action up to and including termination of employment.

8.    Section 409A of the Code. To the extent required to be in compliance with Section 409A of the Code, and the regulations promulgated thereunder (together, “Section 409A”), notwithstanding any other provision of this Plan, (a) any payment or benefit to which a Participant is eligible under the 2014 LTIP, including a Participant who is a “specified employee” as defined in Section 409A, shall be adjusted or delayed and (b) any term of the 2014 LTIP may be adjusted, in such manner as to comply with Section 409A and maintain the intent of the 2014 LTIP to the maximum extent possible. More specifically, to the extent any payment provided to a Participant under the 2014 LTIP constitutes non excepted deferred compensation under Section 409A and the Participant is at the time of his termination of employment considered to be a “specified employee” pursuant to the Company’s policy for determining such employees, the payment of any such non excepted amount and the provision of such non excepted benefits will be delayed for six months following the Participant’s separation from service. Notwithstanding the foregoing, Delta shall not have any liability to any Participant or any other person if any payment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A.